UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2006
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware	0-30242	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions	(Commission File	(IRS Employer
of incorporation)	Numbers)	Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Series C Incremental Term Loan
On December 21, 2006, Lamar Media Corp. (“Lamar Media”), Lamar Transit Advertising Canada Ltd., a subsidiary of Lamar Media (the “Subsidiary Borrower”), and the Subsidiary Guarantors named therein entered into a Series C Incremental Loan Agreement (the “Incremental Loan Agreement”), with JPMorgan Chase Bank, N.A., Toronto Branch and The Bank of Nova Scotia (collectively, the “Series C Incremental Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch, acting as sub-agent of the Administrative Agent. The Incremental Loan Agreement provides for loan commitments by the Series C Incremental Lenders of $20.0 million in aggregate principal amount of Incremental Loans in a single series of term loans to be designated the “Series C Incremental Loans,” which $20.0 million was also funded on December 21, 2006.
The foregoing descriptions are qualified in their entirety by reference to the Incremental Loan Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

99.1	Series C Incremental Loan Agreement dated as of December 21, 2006 between Lamar Media Corp., Lamar Transit Advertising Canada Ltd., the Subsidiary Guarantors named therein, the Series C Incremental Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch, acting as sub-agent of the Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

LAMAR MEDIA CORP.
By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Series C Incremental Loan Agreement dated as of December 21, 2006 between Lamar Media Corp., Lamar Transit Advertising Canada Ltd., the Subsidiary Guarantors named therein, the Series C Incremental Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch, acting as sub-agent of the Administrative Agent.